Exhibit 4.1

Execution Version

AECOM

and each of the Guarantors named herein

6.000% SENIOR NOTES DUE 2033

Indenture

Dated as of July 22, 2025

U.S. Bank Trust Company, National Association,

as Trustee

TABLE OF CONTENTS

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Exhibit E	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

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INDENTURE dated as of July 22, 2025 among AECOM, a Delaware corporation (the “Company”), the Guarantors (as defined below) listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as Trustee (as defined below).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 6.000% Senior Notes due 2033 (the “Notes”). The initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company’s obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and the initial Guarantors, in accordance with its terms, have been done.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

Article One

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding original principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than Initial Notes in respect thereto) issued under this Indenture in accordance with Section 2.02.

“AECOM Capital” means AECOM Capital, Inc. and all existing or newly formed Persons engaged in any similar line of business to AECOM Capital, Inc., including infrastructure public private partnership, design build finance, real estate investment, development and related assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent, or the Custodian.

“Applicable Period” means the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 4.03 of this Indenture.

“Applicable Premium” means with respect to any Note at any Redemption Date, as provided by the Company, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such Redemption Date of (1) the redemption price of such Note at August 1, 2028 (such redemption price being set forth in the table appearing in Section 3.07(c)), plus (2) all required remaining scheduled payments of interest due on such Note through August 1, 2028 (but excluding accrued and unpaid interest, if any, to, but excluding, the Redemption Date), computed using a discount rate equal to the Treasury Rate, plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. The Trustee shall have no duty to calculate the Applicable Premium or verify the Company’s calculations thereof.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)	if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation,” and

(b)	in all other instances, the present value (discounted at the interest rate borne by the Notes then outstanding, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended)(other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights).

“Bankruptcy Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease Obligation” means any obligation under a lease (for the avoidance of doubt, other than a straight-line or operating lease) that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided that, for purposes of this definition only, “GAAP” shall mean GAAP as in effect as of November 25, 2019 and not as in effect from time to time; provided, further, that the amount of Debt represented by such obligation shall be the capitalized amount of such obligations required to be reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, and/or (c) a placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Debt” shall not include any Debt under commercial bank facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Change of Control” means any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline; provided that no Change of Control will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means AECOM, a Delaware corporation, and any successors thereto.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)            increased (without duplication) by the following to the extent deducted (or, in the case of clause (xi) below, not included) in calculating the Consolidated Net Income of such Person for such period:

(i)            provision for federal, state, local and foreign taxes based on income or profits or capital (including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person) paid or accrued during such period, including any penalties and interest relating to any tax examinations, and (without duplication) net of any tax credits applied during such period (including tax credits applicable to taxes paid in earlier periods); plus

(ii)            Consolidated Interest Charges; plus

(iii)           depreciation and amortization expense; plus

(iv)           any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, asset disposition, Swap Contract (including, for the avoidance of doubt, any Permitted Convertible Indebtedness Hedging Agreement), recapitalization or incurrence of Debt (including a refinancing thereof) (whether or not successful), or Receivables Facilities or Securitization Facilities (including any Securitization Fees), including (A) such fees, expenses or charges related to any other credit facilities and (B) any amendment or other modification of any credit facilities; plus

(v)            the amount of any restructuring charges, accruals or reserves and business optimization expenses, including any restructuring costs and integration costs incurred in connection with any equity offering, Investment, acquisition, asset disposition or recapitalization or the incurrence of Debt (including a refinancing thereof) (whether or not successful), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing, so long as the aggregate amount thereof, when taken together with any amounts added back pursuant to below clause (xi), does not exceed an amount equal to 25% of Consolidated EBITDA for any four-quarter period (measured prior to giving effect to the addbacks in this clause (v) and clause (xi) below); plus

(vi)           other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income of such Person for such period, including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge related to project writedowns or operations) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Consolidated EBITDA in such later period); plus

(vii)          all expenses and charges relating to non-controlling Capital Stock and equity income in non-wholly owned Restricted Subsidiaries; plus

(viii)         any costs or expense incurred pursuant to (x) any management equity plan or stock option plan or (y) any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in the case of this clause (y) to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock of the Company; plus

(ix)           cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus

(x)            cash distributions of income received from non-consolidated Joint Ventures and other non-consolidated minority investment entities, attributable to the ownership of such Person in such entities; plus

(xi)           cost savings, expense reductions, operating improvements, integration savings and synergies, in each case, projected by the Company in good faith to be realized as a result of actions to be taken within 24 months of any date of determination, so long as the aggregate amount thereof, when taken together with any amounts added back pursuant to above clause (v), does not exceed an amount equal to 25% of Consolidated EBITDA for any four-quarter period (measured prior to giving effect to the addbacks in this clause (xi) and clause (v) above);

(b)           decreased (without duplication) by the following to the extent included in calculating the Consolidated Net Income of such Person for such period:

(i)             non-cash gains other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)            earnings of non-consolidated Joint Ventures and other non-consolidated minority investment entities, attributable to the ownership of such Person in such entities; plus

(iii)           cash payments corresponding to any non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income to the extent such items were included in Consolidated EBITDA in a prior period pursuant to clause (a)(vi) of this definition.

Notwithstanding the foregoing, (i) Consolidated EBITDA shall be calculated without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP under the Credit Agreement and (ii) Consolidated EBITDA shall be calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Secured Debt Ratio.” Unless the context indicates otherwise, Consolidated EBITDA as used herein shall be of the Company and its Subsidiaries.

“Consolidated Funded Debt” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and without duplication, all (a) Debt for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (b) Debt in respect of the deferred purchase price of property or services (which Debt excludes, for the avoidance of doubt, trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment), (c) Debt arising under letters of credit (excluding Performance Letters of Credit), (d) guarantees of the foregoing types of Debt and (e) all Debt of the types referred to in clauses (a) through (d) above of any partnership in which the Company or a Restricted Subsidiary is a general partner; provided that “Consolidated Funded Debt” shall exclude (i) Performance Contingent Obligations, (ii) any payment obligations with respect to the Preferred Stock of the Company or any Restricted Subsidiary, (iii) all obligations under any Swap Contract (including, for the avoidance of doubt, any Permitted Convertible Indebtedness Hedging Agreement) and (iv) obligations in respect of any Qualified Securitization Financings or Receivables Facilities.

“Consolidated Interest Charges” means, for any Person for any period, total interest expense of such Person and its Restricted Subsidiaries, on a consolidated basis and without duplication, accrued in that period as shown in the profit and loss statement for that period, determined in accordance with GAAP, including revolver commitment fees owed with respect to the unused portion of revolving credit facilities, other fees under the Credit Agreement, charges in respect of a standby letter of credit supporting obligations owed to third parties, and the portion of any obligations under any Capital Lease Obligation allocable to interest expense, but excluding (i) amortization, expensing or write-off of financing costs or debt discount or expense, (ii) amortization, expensing or write-off of capitalized private equity transaction costs, to the extent such costs are treated as interest under GAAP, (iii) the portion of the upfront costs and expenses for Swap Contracts (to the extent included in interest expense) fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for that period and Swap Contracts payments received, (iv) Securitization Fees and (v) non-cash interest associated with Permitted Convertible Indebtedness. Unless the context indicates otherwise, Consolidated Interest Charges as used herein shall be of the Company and its Restricted Subsidiaries.

“Consolidated Net Income” means, for any Person for any period of measurement, the consolidated net income (or net loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in computing such amount for the Company and its Restricted Subsidiaries, there shall be excluded, without duplication, all net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses, reserves and charges of such Person for such period. Unless the context indicates otherwise, Consolidated Net Income as used herein shall be of the Company and its Restricted Subsidiaries.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus redeemable common stock and common stock units shown on the Company’s consolidated balance sheet, plus an amount equal to the principal amount or liquidation preference of issued and outstanding Preferred Stock of the Company and its Restricted Subsidiaries.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Consolidated Funded Debt of the Company and its Restricted Subsidiaries then outstanding on a consolidated basis that is secured by Liens as of such date of determination to (2) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available, in each case with pro forma and other adjustments to each of Consolidated Funded Debt and Consolidated EBITDA; provided, however, that for purposes of calculating the amount under clause (1) above on any date of determination, the Company may elect to treat amounts of revolving credit indebtedness committed (but undrawn) pursuant to the Credit Agreement or any Debt Facility that may be Incurred by the Company or its Restricted Subsidiaries and which, upon Incurrence, will be secured by a Lien, as outstanding, in which case subsequent borrowings, reborrowings, renewals, replacements and extensions of such revolving credit indebtedness, up to such committed amount elected to be treated as outstanding, shall not be deemed additional Incurrences of Consolidated Funded Debt requiring calculations under this definition.

For purposes of making the computation referred to above, subject to the following paragraph, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the date of determination (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four fiscal quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four fiscal quarter reference period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company including adjustments appropriate, in the good faith determination of the Company to reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable pro forma event; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twenty four (24) months and (y) no amount shall be included to the extent duplicative of any expenses or charges that are otherwise included in calculating Consolidated EBITDA.

With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of Section 4.12 of this Indenture under a specific covenant that does not require compliance with a financial ratio or test (including a test based on the Consolidated Secured Debt Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with or otherwise in the same transaction or series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under the same covenant that requires compliance with a financial ratio or test (including the Consolidated Secured Debt Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (a) the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence within the same covenant (it being understood that any Fixed Amount available under any covenant that is reallocated or otherwise utilized under a different covenant shall, for the avoidance of doubt, also constitute a Fixed Amount under such different covenant to which the Fixed Amount was reallocated to or utilized under), and (b) except as provided in clause (a), pro forma effect shall be given to the entire transaction. In addition, for the avoidance of doubt, any Liens incurred or otherwise effected in reliance on Fixed Amounts shall be automatically and immediately reclassified at any time, unless the Company otherwise elects from time to time, as incurred under the applicable Incurrence-Based Amounts if the Company subsequently meets the applicable ratio for such Incurrence-Based Amounts on a pro forma basis (or would have met such ratio or test at the time such Fixed Amount was utilized).

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment. The term “Consolidated” has a correlative meaning.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office of the Trustee” means the designated corporate trust office of the Trustee at which at any particular time this Indenture shall be administered, which office at the date of execution of this Indenture is located at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071 Attn: Bradley E. Scarbrough (AECOM Senior Notes due 2033), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means that certain Credit Agreement, dated as of October 17, 2014, among the Company and certain subsidiaries of the Company, as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent and the other agents party thereto, as such agreement may be amended, restated, supplemented, waived, replaced, whether or not upon termination, and whether with the original lenders or otherwise, refinanced, restructured or otherwise modified from time to time.

“Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)	the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than Performance Contingent Obligations and any guarantees thereof and contingent obligations under or relating to bank guaranties or surety bonds);

(c)	net obligations of such Person under any Swap Contract if and to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)	all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and other than any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment);

(e)	Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided, however, that the amount of Debt of such Person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Debt of such other Person;

(f)	all Attributable Debt in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person; and

(g)	all guarantees of such Person in respect of any of the foregoing Debt.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership in which such Person is a general partner. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any guarantee of Debt shall be determined in accordance with the definition of “guarantee”.

Notwithstanding the foregoing, Debt of the Company and its Restricted Subsidiaries shall not include short-term intercompany payables between or among two or more of the Company and its Restricted Subsidiaries arising from cash management transactions. For the avoidance of doubt, and without limitation of the foregoing, (x) obligations under any Permitted Convertible Indebtedness Hedging Agreements shall not constitute Debt and (y) Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.

“Debt Facility” means one or more debt facilities (including, without limitation, the facilities made pursuant to the Credit Agreement) or commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means The Depository Trust Company.

“Equity Offering” means any public or private sale or issuance of Capital Stock of the Company to Persons who are not Subsidiaries of the Company other than (1) public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns.

“Foreign Subsidiary” means any Subsidiary that is not a Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, including those set forth:

(a)            in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b)            in the statements and pronouncements of the Financial Accounting Standards Board,

(c)            in such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d)            the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

“Government Obligations” means securities which are direct obligations of the United States or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)	entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1)	endorsements for collection or deposit in the ordinary course of business, or

(2)	a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute an Investment by the Company or a Restricted Subsidiary in any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person’s primary business is a Related Business.

The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.

The amount of any guarantee or other contingent liability, to the extent constituting Debt, shall be (i) determined in accordance with GAAP, in the case of any such guarantee or other contingent liability related to Debt or other obligations of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects of AECOM Capital (or Subsidiaries of, or Joint Venture formed by, AECOM Capital) and (ii) deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person or entity in good faith, in the case of any such guarantee or other contingent liability not described in clause (i) of this paragraph. For the avoidance of doubt, the stated or determinable amount of any undrawn revolving facility shall be zero.

“Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Guarantor” means each Restricted Subsidiary of the Company that on the Issue Date executes this Indenture and after the Issue Date executes a supplemental indenture providing its Guarantee pursuant to the terms of this Indenture until, in each case, such Restricted Subsidiary is released from its Guarantee in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes resold to IAIs.

“IAIs” means institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not also QIBs.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1,200,000,000 aggregate principal amount of Notes issued on the Issue Date.

“Initial Purchasers” means, collectively, BofA Securities, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Truist Securities, Inc., Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., PNC Capital markets LLC, BMO Capital Markets Corp., Capital One Securities, Inc., Huntington Securities, Inc., TD Securities, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, ICBC Standard Bank PLC, M&T Securities, Inc., MUFG Securities Americas Inc., and Regions Securities LLC.

“interest” means, with respect to the Notes, the cash interest payable on the Notes.

“Interest Payment Date” means February 1 and August 1, commencing on February 1, 2026.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Investment Grade Status” shall occur when the Notes have Investment Grade Ratings from at least two Rating Agencies.

“Issue Date” means July 22, 2025.

“Joint Venture” means a joint venture, partnership or similar arrangement formed for the purpose of performing a single project or series of related projects, whether in corporate, partnership or other legal form; provided that, in no event shall a Subsidiary be considered a “Joint Venture.”

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or the place of payment. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no other interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance or other security interest (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Limited Condition Transaction” means any incurrence, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, or grant or creation of Liens, in each case requiring irrevocable notice in advance of such action and, in each case, is designated as a Limited Condition Transaction by the Company in writing to the Trustee.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes.

“Obligor” shall mean the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

“Offering Memorandum” means the offering memorandum dated July 15, 2025 related to the offer and sale of the Initial Notes.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company or any Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed by any Officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. An Opinion of Counsel may be subject to customary assumptions and exclusions.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Performance Contingent Obligations” means any bid, performance or similar project related bonds, parent company guarantees, bank guaranties or surety bonds or Performance Letters of Credit.

“Performance Letter of Credit” means a standby letter of credit (including letters of credit issued under the Credit Agreement) used directly or indirectly to cover bid, performance, advance and retention obligations, including, without limitation, letters of credit issued in favor of sureties who in connection therewith cover bid, performance, advance and retention obligations.

“Permitted Convertible Indebtedness” means senior, unsecured convertible or exchangeable debt securities of the Company that are settled upon conversion or exchange by the holders thereof in cash or Capital Stock of the Company or any combination thereof (including convertible securities that require payment of at least the principal thereof in cash upon a conversion or exchange).

“Permitted Convertible Indebtedness Hedging Agreement” means (a) a Swap Contract pursuant to which the Company acquires a call or a capped call option (or substantively equivalent derivative transaction) requiring the counterparty thereto to deliver to the Company Capital Stock of the Company, the cash value of such Capital Stock or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Company in connection with any Swap Contract described in clause (a) above, a Swap Contract pursuant to which the Company issues to the counterparty thereto warrants to acquire Capital Stock of the Company (or a substantively equivalent derivative transaction) in each case, entered into by the Company in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Indebtedness.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, Joint Venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, that entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Company shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Company); and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give notice of such appointment to the Trustee.

“Ratings Decline” means, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), (1) the ratings of the Notes are lowered by at least one of the Rating Agencies by one or more gradations (including gradations within Ratings Categories, as well as between Ratings Categories) and (2) the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies.

Notwithstanding the foregoing, a Ratings Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Decline for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance constituting or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Decline).

“Receivables Assets” shall mean (a) any accounts receivable owed to the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

“Receivables Facility” shall mean any arrangement between the Company or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) the Company or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Record Date” for the interest payable on any applicable Interest Payment Date for the Notes means January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) who at the time shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as amended.

“Rule 903” means Rule 903 promulgated under the Securities Act, as amended.

“Rule 904” means Rule 904 promulgated under the Securities Act, as amended.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Asset” means (i) any accounts receivable, loan receivables, related assets and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets or Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Restricted Subsidiary of the Company in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w)(1) or (2) under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Company or any of its Restricted Subsidiaries which the Company has determined in good faith to be customary in a Securitization Facility or a Receivables Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person,

(2)	such Person and one or more Subsidiaries of such Person, or

(3)	one or more Subsidiaries of such Person.

“Suspended Covenants” means Section 4.18 of this Indenture and Section 5.01(a)(3) of this Indenture.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, Permitted Convertible Indebtedness Hedging Agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Treasury Rate” means, with respect to any Redemption Date and as provided by the Company, the yield to maturity as of such Redemption Date of constant maturity U.S. Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such statistical release is no longer published, or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to August 1, 2028 provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such Redemption Date to August 1, 2028 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, representing all or a portion of the Notes, and that does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)            any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors or an Officer in the manner provided below, and

(2)            any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors or an Officer may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary of the Company, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary; provided, however, that the aggregate amount of Investments at any time outstanding made by the Company and its Restricted Subsidiaries in Unrestricted Subsidiaries shall not at any time exceed the greater of (i) $150,000,000 and (ii) 3.75% of Consolidated Net Worth as of the last day of the most recent fiscal year. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of the Subsidiary (or, in the case of a non-wholly owned Subsidiary, of the Company’s or its Restricted Subsidiaries’ interest therein) designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Investments in Unrestricted Subsidiaries set forth in the preceding sentence.

The Board of Directors or an Officer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors or an Officer shall be evidenced to the Trustee by filing with the Trustee (i) a copy of the Board Resolution (if applicable) giving effect to such designation and (ii) an Officer’s Certificate (a) certifying that such designation complied with the foregoing provisions and (b) giving the effective date of the designation, and the filing with the Trustee shall occur after the end of the fiscal quarter of the Company in which such designation is made within the time period for which reports are to be required to be provided under Section 4.03.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02           Other Definitions.

Term	Defined in Section

“Act”	12.14
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Guaranteed Obligations”	10.01
“Initial Default”	6.01
“LCT Election”	1.05
“LCT Test Date”	1.05
“Legal Defeasance”	8.02
“offshore transaction”	2.07
“Paying Agent”	2.04
“Redemption Date”	3.07
“Registrar”	2.04
“Reversion Date”	4.19
“Surviving Guarantor”	5.01
“Surviving Person”	5.01
“Suspension Period”	4.19

Section 1.03           [Intentionally Omitted].

Section 1.04           Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f)            all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(g)            references to sections of or rules under the Securities Act shall be deemed to include amended, substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Section 1.05           Financial Calculations for Limited Condition Transactions and Otherwise.

(a)            When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence or creation of Liens), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including the incurrence or creation of Liens) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (i) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (ii) except as contemplated in the foregoing clause (i), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including the incurrence or creation of Liens).

(b)            For the avoidance of doubt, if the Company has made an LCT Election, (i) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Net Worth or total assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (ii) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (iii) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Article Two

THE NOTES

Section 2.01           Form and Dating.

(a)            General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered global form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

In any case where an Interest Payment Date or any other Stated Maturity of any payment required to be made on the Notes shall not be a Business Day, then each such payment need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity of such payment and no additional interest shall be payable as a result of such delay in payment.

(b)            Global Notes. Notes issued in global form shall be substantially in the form set forth in Exhibit A hereto (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form set forth in Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note on the Schedule of Exchanges and Interests to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)            Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02           Execution and Authentication.

One Officer of the Company shall sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture. The Initial Notes, and any Additional Notes subsequently issued shall be treated as a single class of Notes for all purposes under this Indenture; provided that Additional Notes that are not fungible with the Initial Notes for U.S. Federal income tax purposes may trade under a separate CUSIP and may be treated as a separate class for purposes of transfers and exchanges.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03           Methods of Receiving Payments on the Notes.

All payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

The Company shall pay all principal, interest and premium, if any, on Global Notes in immediately available funds to the Paying Agent for further distribution to the Depositary, as the registered Holder of such Global Notes.

Section 2.04           Registrar, Paying Agent and Depositary.

(a)            The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)            The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

(d)            The Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.05           Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06           Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07           Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act; and in either case, the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Notes (in whole but not in part). Upon the occurrence of any of the preceding events in clauses (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole, as provided in Sections 2.08 and 2.11 hereof. Except as otherwise provided above in this Section 2.07(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (d) hereof.

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)            if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (3) thereof and the transferee must deliver to the Registrar a signed letter substantially in the form of Exhibit E hereto.

(iv)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(y)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(z)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If Definitive Notes are permitted at such time to be issued pursuant to Section 2.07(a) and any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(D)            if such beneficial interest is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(E)            if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, if applicable, and the transferee must deliver to the Registrar a signed letter substantially in the form of Exhibit E hereto; or

(F)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)            Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (D) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate in the form of Exhibit B hereto or other evidence satisfactory to the Company pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. If Definitive Notes are permitted at such time to be issued pursuant to Section 2.07(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(y)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If the conditions for the exchange of Global Notes set forth in Section 2.07(a) are no longer in effect (including as a result of the appointment of a new Depositary or the waiver of any outstanding Event of Default and the consent of a majority of Holders of Notes), and any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate in the form of Exhibit B, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable, and the transferee must deliver to the Registrar a signed letter substantially in the form of Exhibit E hereto; or

(F)            if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases, the IAI Global Note.

(ii)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. If the conditions for the exchange of Global Notes set forth in Section 2.07(a) are no longer in effect (including as a result of the appointment of a new Depositary or the waiver of any outstanding Event of Default and the consent of a majority of Holders of Notes), and a Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(y)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z)            if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. If the conditions for the exchange of Global Notes set forth in Section 2.07(a) are no longer in effect (including as a result of the appointment of a new Depositary or the waiver of any outstanding Event of Default and the consent of a majority of Holders of Notes), and a Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to Section 2.07(d)(ii) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)            Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(y)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z)            if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Intentionally Omitted].

(g)            Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (e)(ii) or (e)(iii) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)            Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NEW JERSEY 07310) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h)            [Reserved].

(i)            Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)            General Provisions Relating to Transfers and Exchanges.

(i)             To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Holder will be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.07, 4.14 and 9.05).

(iii)           The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)            The Company or the Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer.

(vi)           Subject to the rights of Holders as of the relevant Record Date to receive interest on the corresponding Interest Payment Date and Section 2.13, prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)          The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(ix)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation as expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08           Replacement Notes.

(a)            If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by or on behalf of the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

(b)            Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09           Outstanding Notes.

(a)            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed to be not outstanding for purposes of Section 3.07 or as otherwise provided in this Indenture.

(b)            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)            If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other similar agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

Section 2.11           Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Notes, which may be printed, typewritten or otherwise reproduced, in each case in form reasonably acceptable to the Trustee. Temporary Notes may be issued in any authorized denomination and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as definitive Notes. Without unreasonable delay the Company shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 4.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.12           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company upon cancellation. The Trustee shall provide the Company a list of all Notes that have been canceled upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13           Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company given at least five Business Days before such notice is to be sent, unless a shorter period shall be satisfactory to the Trustee, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, or in the case of Global Notes, send in accordance with the Applicable Procedures of the Depositary to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14           CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers if then generally in use and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. No such redemption shall be affected by any defect in or omission of such numbers. The Company promptly shall notify the Trustee of any change in the CUSIP numbers.

Article Three

REDEMPTION AND OFFERS TO PURCHASE

Section 3.01           Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable; provided that notwithstanding anything herein to the contrary, no Opinion of Counsel shall be required in connection with such redemption or the delivery of such notice of redemption in accordance with Section 3.03.

Section 3.02           Selection of Notes to Be Redeemed.

(a)            If less than all of the Notes are to be redeemed pursuant to Section 3.07, selection of the Notes for redemption or purchase will be made by the Trustee on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by the Depositary in accordance with its Applicable Procedures; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part.

(b)            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(c)            After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption); provided that the new Note will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.03           Notice of Redemption.

(a)            The Company shall deliver, or cause to be delivered, electronically in accordance with the Applicable Procedures in the case of Global Notes, or mailed by first-class mail, postage prepaid, notices of redemption of Notes not less than 10 days but not more than 60 days (except as set forth in Section 3.03(d)) before the Redemption Date specified in any such notice to each Holder whose Notes are to be redeemed or purchased pursuant to this Article at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notice of redemption may be conditional.

(b)            The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)            the Redemption Date;

(2)            the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(b), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)            if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)            the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)            if applicable, any condition to such redemption, and that in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed (which delays may occur on more than one occasion), or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied.

(c)            At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b). In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

(d)            Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed (which delays may occur on more than one occasion), or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date (unless a shorter notice shall be agreed to by the Trustee) if any such redemption has been rescinded or delayed, and upon receipt, the Trustee shall provide notice to each Holder of the Notes in the same manner in which the notice of redemption was given at the Company’s expense.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.03(d)), unless such redemption or purchase is conditioned on the happening of a future event. The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05           Deposit of Redemption or Purchase Price.

(a)            No later than 12:00 noon Eastern time on the Redemption Date or purchase date, the Company shall deposit, or cause to be deposited, with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)            If the Company complies with the provisions of Section 3.05(a), on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to but excluding the Redemption Date or purchase date in respect of such Note will be paid on such Redemption Date or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal from the Redemption Date or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to but excluding the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01, unless such redemption or purchase is conditioned on the happening of a future event.

Section 3.06           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07           Optional Redemption.

(a)            Except as set forth in this Section 3.07 or in the circumstances set forth under Section 4.14, the Company will not be entitled to redeem the Notes at its option prior to August 1, 2028.

(b)            At any time prior to August 1, 2028, the Company may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described under Section 3.03 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(c)            On and after August 1, 2028, the Company may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described under Section 3.03 at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2028	103.000%
2029	101.500%
2030 and thereafter	100.000%

(d)            Until August 1, 2028, the Company may, at its option on one or more occasions, upon notice as described under Section 3.03, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price (as calculated by the Company) equal to (i) 106.000% of the aggregate principal amount thereof (the “Equity Claw Redemption Amount”), with an amount equal to or less than the proceeds from one or more Equity Offerings to the extent such proceeds are received by or contributed to the Company plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(e)            Notwithstanding the foregoing, in connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right upon not less than 10 nor more than 60 days’ prior written notice to the Trustee and Holders, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(f)            Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Section 3.01 through Section 3.06.

Section 3.08           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Article Four

COVENANTS

Section 4.01           Payment of Notes.

(a)            The Company shall pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 12:00 noon Eastern time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

(c)            The Company shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of interest, redemption price, Applicable Premium, premium, if any, and any other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company shall provide a schedule of its calculations to the Trustee or Paying Agent when requested, and the Trustee and Paying Agent is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 4.02           Maintenance of Office or Agency.

So long as any of the Notes remain outstanding, the Company shall maintain the following: an office or agency where the Notes may be presented for payment or conversion; where the Notes may be presented for registration of transfer and for exchange; and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company shall give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made at the Corporate Trust Office of the Trustee; provided, that the Corporate Trust Office of the Trustee shall not be an agent for service of legal process on the Company.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03           SEC Reports.

(a)            The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act or any special order of the SEC), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If a direct or indirect parent of the Company files with or furnishes to the SEC documents or reports pursuant to Section 13 or 15(d) of the Exchange Act, then such filings shall be deemed to satisfy the foregoing reporting requirements; provided, that such direct or indirect parent also guarantees the Notes.

(b)            Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee shall have no duty to monitor or confirm and shall be entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with any website under this Indenture, or participate in any conference calls.

(c)            The Company will be deemed to have furnished such reports referred to in Section 4.03(a) to the Trustee and the Holders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, the Trustee shall have no responsibility whatsoever to determine whether the Company has filed such reports.

Section 4.04           Compliance Certificate; Default Notice.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the Officer signing such Officer’s Certificate on behalf of the Company knows of any Default with respect to the Notes that occurred during the previous year. The Company shall also deliver to the Trustee, within 10 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05           Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06           Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           [Intentionally Omitted].

Section 4.08           [Intentionally Omitted].

Section 4.09           [Intentionally Omitted].

Section 4.10           [Intentionally Omitted].

Section 4.11           [Intentionally Omitted].

Section 4.12           Limitation on Liens.

(a)            Neither the Company nor any Restricted Subsidiary will Incur any Debt secured by a Lien on any Property of the Company or any Restricted Subsidiary, or on shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether the Property, shares of Capital Stock or Debt were owned on the Issue Date or acquired after the Issue Date, without providing that (i) in the case of Liens securing Debt that is expressly subordinated in right of payment to, the Notes (and, in the case of a Restricted Subsidiary that is a Guarantor, its Guarantee) will be concurrently secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes (and, in the case of a Restricted Subsidiary that is a Guarantor, its Guarantee) will be concurrently secured equally and ratably with (or, at the Company’s option, prior to) all other Debt also secured so long as such Debt is secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the initial Lien.

(b)            The provisions of Section 4.12(a) will not apply to:

(1)            Liens existing on the Issue Date;

(2)            Liens securing Debt in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets, provided that (i) the aggregate outstanding principal amount of all such Debt outstanding at the time of, and immediately after giving effect to, the incurrence thereof, shall not exceed the greater of (A) $650,000,000 and (B) 25.0% of Consolidated Net Worth as of the end of the Applicable Period; and (ii) such Debt when incurred shall not exceed the purchase price of the asset(s) financed; provided, further, that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and the products and proceeds thereof and (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(3)            (a) Liens for Taxes, assessments or charges of any Governmental Authority or claims not yet due (or, if failure to pay prior to delinquency but after the due date does not result in additional amounts being due, which are not yet delinquent) or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with the provisions of GAAP or equivalent accounting standards in the country of organization, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) or other Liens in connection with workers’ compensation, unemployment insurance and other types of social security benefits, (d) Liens consisting of any right of offset, or any statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially and adversely with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, (f) building restrictions, zoning laws, entitlements, conservation and environmental restrictions and other similar statutes, law, rules, regulations, ordinances and restrictions, now or at any time hereafter adopted by any Governmental Authority having jurisdiction, (g) Liens in connection with sales of receivables in connection with energy service company projects, (h) licenses, sublicenses, leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, (i) any (A) interest or title of a lessor or sublessor under any lease not prohibited by this Indenture, (B) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (C) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding subclause (B), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease, (j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods, (k) Liens in favor of United States or Canadian Governmental Authorities on deposit accounts in connection with auctions conducted on behalf of such Governmental Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Governmental Authorities, (l) the reservations, limitations, provisos and conditions expressed in any original grants from the Crown in right of Canada of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by that Person and (m) any security interest for the purposes of Section 12(3) of the Personal Property Securities Act 2009 (Cth) that does not secure payment or performance of an obligation;

(4)            any attachment or judgment Lien not otherwise constituting an Event of Default (under clause (6) of the definition thereof) in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

(5)            Liens (i) on assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired after the Issue Date, and (ii) on assets of the Company or any Restricted Subsidiary which are in existence at the time that such assets are acquired after the Issue Date; provided that such Liens (A) are not incurred or created in anticipation of such transaction and (B) attach only to the acquired assets or the assets of such acquired Restricted Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof);

(6)            Liens securing bilateral letter of credit facilities in an aggregate principal amount not to exceed, at the time of incurrence thereof, the greater of (i) $750.0 million and (ii) 30% of Consolidated Net Worth as of the end of the Applicable Period;

(7)            Liens securing Swap Contracts of the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture;

(8)            Liens on property necessary to defease Debt that was not incurred in violation of this Indenture;

(9)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)          any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary so long as no such Debt is recourse to the Company or any Restricted Subsidiary;

(11)          Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility, and back-up Liens in connection with any other factoring, securitization, supply chain financing or similar arrangement;

(12)          Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable;

(13)          Liens in favor of the Company or any of its Restricted Subsidiaries;

(14)          any extension, renewal or replacement, as a whole or in part, of any Lien permitted by any of clauses (1), (2), (5) or (15); provided that (a) the extension, renewal or replacement Lien must, however, be limited to all or part of the same Property, shares of Capital Stock or Debt that secured the Lien being extended, renewed or replaced, plus improvements on the Property and (b) the Debt secured by the Lien at that time must not be increased, except for any premium or fee payable in connection with such extension, renewal or replacement;

(15)          Liens securing the Notes and the Guarantees;

(16)          Liens on Property of Foreign Subsidiaries securing Foreign Subsidiary Debt;

(17)          Liens (other than Liens described in the foregoing clauses) securing obligations in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the incurrence of any such obligation, not to exceed the greater of (i) $650.0 million and (ii) 25.0% of Consolidated Net Worth as of the end of the Applicable Period;

(18)          Liens on project-related assets securing surety bonds in the ordinary course of business of such projects;

(19)          Liens solely on assets of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) securing Debt permitted in accordance with this Indenture of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

(20)          Liens on project-related assets of Joint Ventures and unconsolidated entities to secure Debt or other obligations of such Joint Ventures and unconsolidated entities so long as such Liens do not encumber assets of the Company or any of its consolidated Restricted Subsidiaries;

(21)          for the avoidance of doubt, Liens associated with Performance Contingent Obligations; and

(22)          Liens securing any Debt Facility or any securitization financing up to an aggregate principal amount then outstanding and secured by Liens not otherwise permitted not to exceed $5,575.0 million.

(c)            Clause (a) of this Section 4.12 also does not apply if, at the time and after giving effect to the Incurrence of any Debt secured by a Lien and any related retirement of Debt secured by a Lien, (x) the aggregate amount of all outstanding Debt secured by Liens which would otherwise have been subject to such restrictions (excluding any Debt secured by Liens permitted pursuant to clauses (1) through (21) of Section 4.12(b), but including any Debt then outstanding that is secured by Liens permitted pursuant to clause (22) of Section 4.12(b)), plus (y) the aggregate amount of outstanding Attributable Debt of all Sale and Leaseback Transactions entered into in reliance on Section 4.13(a)(3) does not exceed such amount that would cause the Consolidated Secured Debt Ratio (for the avoidance of doubt, calculated after giving effect to any Debt then outstanding that is secured by Liens permitted pursuant to clause (22) of Section 4.12(b) and any Debt then outstanding Incurred pursuant to clause (1)(y) of Section 4.13(a) to exceed 3.75 to 1.00).

(d)            For purposes of determining compliance with this Section 4.12 and Section 4.13 in the event that Debt secured by a Lien (or any portion thereof) meets the criteria of more than one of the categories of permitted Liens described in clauses (1) through (22) of Section 4.12(b) or is entitled to be Incurred pursuant to clause (c) of this Section 4.12, then the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Debt secured by a Lien (or any portion thereof) in any manner that complies with this Section 4.12; provided that any Debt outstanding under a Credit Agreement, and any extension, renewal or replacement or refunding thereof, shall be first deemed secured pursuant to clause (22) of Section 4.12(b) above, and for the avoidance of doubt not clause (1) of Section 4.12(b) or Section 4.12(c), and may not later be reclassified.

Section 4.13           Sale and Leaseback Transactions.

(a)            The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(1)            the Company or such Restricted Subsidiary would, at the time of entering into such Sale and Leaseback Transaction, otherwise be entitled to Incur Debt secured by a Lien on such Property in reliance upon (x) any of clauses (1) through (21) of Section 4.12(b) or (y) clause (22) of Section 4.12(b), in an amount that is at least equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(2)            the Company applies, within 360 days after the sale of such Property in connection with such Sale and Leaseback Transaction, an amount equal to the net proceeds received by the Company or any Restricted Subsidiary in connection with such sale to:

(i)	the acquisition of Property by the Company or such Restricted Subsidiary;

(ii)	the retirement of the Notes; or

(iii)	the repayment of Debt other than subordinated Debt; or

(3)            after giving effect thereto, (i) the aggregate amount of outstanding secured Debt Incurred pursuant to Section 4.12(c) and (ii) the aggregate amount of all outstanding Attributable Debt with respect to all Sale and Leaseback Transactions entered into after the Issue Date (excluding any Sale and Leaseback Transactions as would be permitted pursuant to clause (1)(x) or (2) of this Section 4.13(a) or Section 4.13(b), but including any Sale and Leaseback Transactions then outstanding Incurred pursuant to clause (1)(y) of this Section 4.13(a)) does not exceed such amount that would cause the Consolidated Secured Debt Ratio (for the avoidance of doubt, calculated after giving effect to any Debt then outstanding Incurred pursuant to clause (1)(y) of this Section 4.13(a) and any Debt then outstanding secured pursuant to clause (22) of Section 4.12(b)) to exceed 3.75 to 1.00.

(b)            The foregoing restrictions will not apply to Sale and Leaseback Transactions:

(1)            providing for a lease for a term, including any renewals, of not more than three years, by the end of which term it is intended that the use of such Property by the lessee will be discontinued;

(2)            between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, provided that any such Sale and Leaseback Transaction that is not between (a) an Obligor and another Obligor or (b) a Restricted Subsidiary that is not an Obligor and another Restricted Subsidiary that is not an Obligor shall be consummated for fair value as determined at the time of consummation in good faith by the Company or such Restricted Subsidiary;

(3)            between the Company and a Restricted Subsidiary and a Joint Venture in which the Company or a Restricted Subsidiary has an interest; or

(4)            involving assets of Joint Ventures, unconsolidated entities or AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital).

Section 4.14           Offer to Repurchase Upon Change of Control Triggering Event.

(a)            Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company shall make an offer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Change of Control Offer”) at a purchase price equal in cash to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase. If the Change of Control Offer purchase date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Offer purchase date will be paid on the Change of Control Offer purchase date to the Person in whose name a Note is registered at the close of business on such Record Date. Within 30 days following the date upon which the Change of Control Triggering Event occurs, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by first class mail (or deliver by electronic transmission in accordance with the Applicable Procedures), a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things:

(1)            that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but excluding the date of purchase;

(2)            the circumstances that constitute or may constitute such Change of Control Triggering Event;

(3)            the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”); provided that, if such redemption is subject to one or more conditions precedent, the Change of Control Payment Date may be delayed, in the Company’s discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions stated in the notice shall be satisfied or waived; and

(4)            the instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow in order to have its Notes purchased.

The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date and, if applicable, shall state that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered) as any and all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Company reasonably believes that any or all such conditions (including the occurrence of such Change of Control) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

(b)            On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)            accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)            deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c)            The Paying Agent shall promptly mail (or otherwise deliver in accordance with the Applicable Procedures) to each Holder of Notes so tendered the Change of Control Payment of the Notes, and the Trustee shall promptly authenticate and mail (or otherwise deliver in accordance with the Applicable Procedures) (or cause to be transferred by book entry) at the Company’s expense to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(d)            If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)            The Company will not be required to make a Change of Control Offer if a third party involved in the applicable Change of Control makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

(f)            The Company will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(g)            At any time, the Company or a third party will have the right to redeem the Notes at a purchase price equal in cash to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase, following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

(h)            Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.05 and 3.06.

Section 4.15           Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and (b) its rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise to the extent that failure to do so is not adverse in any material respect to the Holders of the Notes.

Section 4.16           [Intentionally Omitted].

Section 4.17           [Intentionally Omitted].

Section 4.18           Future Guarantors.

After the Issue Date, the Company will cause each domestic Restricted Subsidiary of the Company that (i) borrows under or guarantees any Debt Facility of the Company or any Guarantor (including, without limitation, the Credit Agreement) or (ii) issues or guarantees Capital Markets Debt issued by the Company or any Guarantor, in each case, with respect to clauses (i) and (ii), with an aggregate principal amount or commitment amount, as the case may be, of $200.0 million or more, to, within 60 days of such Incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached to this Indenture as Exhibit D, pursuant to which such Restricted Subsidiary of the Company will guarantee payment of the notes on the same terms and conditions as those set forth in this Indenture. In addition, within 30 days of a Reversion Date, the Company will cause each Guarantor whose Guarantee was released upon the immediately preceding achievement of Investment Grade Status to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary of the Company will guarantee payment of the notes on the same terms and conditions as those set forth in this Indenture. The Company may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

Section 4.19           Suspension of Covenants.

(a)            Following the first day (i) the Notes have achieved Investment Grade Status; and (ii) no Default or Event of Default has occurred and is continuing, then, beginning on that day and continuing until the Reversion Date, the Company and its Restricted Subsidiaries will not be subject to the provisions of the Suspended Covenants. If at any time the Notes cease to have such Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”). Upon the Reversion Date, the Suspended Covenants will be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Restricted Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” Such further obligation to grant Guarantees shall be reinstated upon the Reversion Date. No default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period. On and after each Reversion Date, the Company and its Restricted Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period.

(b)            The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying the Trustee of the date of suspension of the covenants or Reversion Date, as the case may be, upon which the Trustee may conclusively rely. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date. The Trustee shall have no duty to inquire or to verify the treatment of the Company’s debt by the Rating Agencies or otherwise to determine the factual basis for the Company’s determination of the occurrence or timing of a date of suspension of the covenants or Reversion Date. The Company also shall provide notice to the Holders of any date of suspension of the covenants or Reversion Date.

Article Five

SUCCESSORS

Section 5.01           Merger, Consolidation and Sale of Property.

(a)            The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all the Property of the Company and its Subsidiaries, taken as a whole, in any one transaction or series of transactions unless:

(1)            the Company shall be the surviving Person or the surviving Person (if other than the Company) (the Company or such surviving Person, as the case may be, the “Surviving Person”) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or any territory thereof; provided that in the case where the Surviving Person is not a corporation, a corporation becomes a co-obligor of the Notes;

(2)            the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(3)            immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (3), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(4)            the Company shall deliver, or cause to be delivered to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereof comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied.

(b)            The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Notes, but the predecessor company in the case of:

(1)            a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company and the Subsidiaries as an entirety or virtually as an entirety), or

(2)            a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.

(c)            Subject to Section 10.05, the Company shall not permit any Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property to another Person (other than the Company or another Guarantor) unless:

(1)            such Guarantor shall be the surviving Person or the surviving Person (if other than such Guarantor) (such Guarantor or such surviving Person, as the case may be, the “Surviving Guarantor”) formed by such merger, consolidation or amalgamation shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Guarantor;

(2)            the Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereof comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied; and

(3)            immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

(d)            The Surviving Guarantor shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under this Indenture and such Guarantee, but the predecessor company in the case of a lease shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.

(e)            Notwithstanding the foregoing, this Section 5.01 shall not apply to (i) any merger, consolidation or amalgamation or sale, transfer, assignment, lease, conveyance or other disposition of any Property between or among the Company and the Guarantors or by a Subsidiary that is not a Guarantor to another Subsidiary or to the Company and (ii) a merger, consolidation or amalgamation of the Company with or into an Affiliate of the Company, solely for the purpose of reincorporating the Company in the United States, any state thereof or the District of Columbia or any territory thereof.

Article Six

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

(a)            Each of the following is an “Event of Default”:

(1)            failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2)            failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, required repurchase, including pursuant to a Change of Control Offer, or otherwise;

(3)            failure by the Company or any Guarantor to comply with Section 5.01;

(4)            failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days (or, in the case of Section 4.03, 150 days) after written notice is given to the Company as provided below;

(5)            a default under any Debt by the Company, any Guarantor or any Significant Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $275,000,000 (or its foreign currency equivalent at the time);

(6)            any final judgment or judgments for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in an aggregate amount in excess of $275,000,000 (or its foreign currency equivalent at the time) is rendered against the Company, any Guarantor or any Significant Subsidiary and remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not waived, satisfied or discharged within 30 days after written notice is given to the Company as provided below;

(7)            (i) the Company or a Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences proceedings to be adjudicated bankrupt or insolvent;

(B)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)            consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)            makes a general assignment for the benefit of its creditors; or

(E)            generally is not paying its debts as they become due;

or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)            appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; or

(C)            orders the liquidation, dissolution or winding up of the Company, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; and

(8)            a Guarantee of any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary) denies or disaffirms its obligations under its Guarantee.

A Default under clause (4) or (6) of this Section 6.01(a) is not an Event of Default until the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding notifies the Company and the Trustee (if given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

(b)            If a Default is deemed to occur solely as a consequence of the evidence of another Default (the “Initial Default”), then, unless the Company had actual knowledge of such Initial Default at the time of taking or failing to take any action that resulted in such Default, at the time such Initial Default is cured, the Default that resulted solely because of that Initial Default will also be cured without any further action.

Section 6.02           Acceleration.

(a)            If an Event of Default (other than an Event of Default described in clause (7) of Section 6.01(a) in respect of the Company) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 30% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

(b)            In case an Event of Default described in clause (7) of Section 6.01(a) occurs in respect of the Company and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)            In the event of any Event of Default specified in clause (5) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if:

(1)            within 30 days after such Event of Default arose, (A) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (B) the default that is the basis for such Event of Default has been cured; and

(2)            (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d)            The Holders of a majority in principal amount of the Notes then outstanding may, before a judgment or decree based on acceleration is obtained by the Trustee, waive all past Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind and annul any acceleration and its consequences with respect to the Notes if all Events of Default, other than the nonpayment of accelerated principal, premium or interest that have become due solely by such declaration of acceleration, with respect to the Notes have been cured or waived as provided in this Indenture.

Section 6.03           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, may waive any past Default hereunder or its consequences, except a Default in the payment of the principal of, interest on or premium, if any, on any of the Notes.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to any Holder) or that would involve the Trustee in personal liability.

Section 6.06           Limitation on Suits.

Subject to 6.07, no Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:

(1)            such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)            the Holders of at least 30% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

(3)            such Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)            the Trustee does not comply with the request within 60 days after the receipt of the request and the provision of indemnity; and

(5)            the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request;

it being understood and intended, and being expressly covenanted by every Holder of a Note with every other Holder of a Note and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Notes.

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any provision in this Indenture and any provision of any Notes, the right of any Holder of any Notes to receive payment of the principal of and interest on such Note at the respective rates, in the respective amount on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If the Company shall fail to pay any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or shall fail to pay the principal of any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all Notes for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes) and such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to and reasonable expenses incurred by the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the persons entitled thereto, whether or not the principal of and interest on the Notes are overdue.

If the Company and the Guarantors shall fail to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid. In any such case, the Trustee may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company, any of the Guarantors or any other obligor upon the Notes and collect in the manner provided by Law out of the property of the Company, any of the Guarantors or any other obligor upon the Notes, wherever situated, the amounts adjudged or decreed to be payable.

All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto. Any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

In any proceedings brought by the Trustee for the Notes, the Trustee shall be held to represent all the Holders of the Notes in respect of which such action was taken, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.09           Trustee May File Proofs of Claim.

If (i) there shall be pending proceedings relative to the Company, any Guarantor or any other obligor upon the Notes under any Bankruptcy Law, (ii) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property, any Guarantor or its property or such other obligor or (iii) any other comparable judicial proceedings relative to the Company, any Guarantor or other obligor under the Notes, or to the creditors or property of the Company, any Guarantor or such other obligor, shall be pending, and irrespective of whether the principal of the Notes shall then be due and payable or whether the Trustee shall have made any demand, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to, and expenses incurred by, the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel) and of the Holders allowed in any judicial proceedings relative to the Company, any Guarantor or other obligor upon all Notes, or to the creditors or property of the Company, any Guarantor or such other obligor; and

(b)            to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Notes, and, in the event that such Trustee shall consent to the making of payments directly to the Holders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to and expenses incurred by such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.

Any amounts collected by the Trustee for the Notes pursuant to this Article Six shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such amounts on account of principal or interest, upon presentation of the Notes in respect of which amounts have been collected and stamping or otherwise noting thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to the Notes in respect of which amounts have been collected, including compensation to and reasonable expenses incurred by the Trustee and each predecessor Trustee and their respective agents and attorneys and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 7.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which amounts have been collected, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference, according to the amounts then due and payable on such Notes and any such debt for principal and interest; and

THIRD: To the payment of the remainder, if any, to the Company.

Section 6.11           Undertaking for Costs.

Any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit. Any such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 6.11 shall not apply, however, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders of Notes holding more than 10% in aggregate principal amount of the Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the due date expressed in such Note.

Section 6.12           Power and Remedies Cumulative; Delay or Omission Not Waiver.

Except as provided in Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Subject to Section 6.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Holders.

Article Seven

TRUSTEE

Section 7.01           Duties of Trustee.

(a)            If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, in each case, as determined by a final, non-appealable order of a court of competent jurisdiction, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)            No provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            Amounts held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.02           Certain Rights of Trustee.

(a)            The Trustee may conclusively rely on, and shall be fully protected in relying upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)            Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)            The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(e)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible or liable for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(g)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer’s Certificate or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation, in the opinion of the Trustee, is not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding.

(h)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)             The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise expressly set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

(j)             The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

(k)            Except for (i) a default under Section 6.01(a)(1) or (2), provided that the Trustee is also the Paying Agent or (ii) any other event of which a Responsible Officer of the Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes, such notice referencing the Notes and this Indenture. The Trustee shall not be deemed to have notice of any suspension of covenants, the date of suspension of the covenants or Reversion Date unless notified thereof in writing by the Company.

(l)             In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04           Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes and shall not be responsible for any statement in this Indenture (other than its eligibility under Section 7.10) or the Notes (other than its certificate of authentication).

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs, is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee must mail (or deliver by electronic transmission in accordance with the Applicable Procedures) to each Holder of the Notes notice of the Default or Event of Default within the later of 90 days after it occurs or promptly after obtaining actual knowledge thereof. Except in the case of a Default or Event of Default specified in clause (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if it determines that withholding notice is in the interest of the Holders of the Notes.

Section 7.06           [Intentionally Omitted].

Section 7.07           Compensation and Indemnity.

The Company:

(a)            will pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

(b)            will reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the compensation and reasonable expenses of its agents and counsel, except to the extent any such compensation or expense shall be determined to have been caused by its own negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction; and

(c)            will fully indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability, claim, damage or expense arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

As security for the performance of the Company’s obligations under this Section 7.07, the Trustee shall have a lien prior to the Notes on all funds or property held or collected by the Trustee, except for those funds that are held in trust to pay the principal of or interest, if any, on particular Notes.

“Trustee” for purpose of this Section 7.07 includes any predecessor trustee; provided that the negligence or bad faith of any Trustee shall not be attributable to any other Trustee.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a default specified in Section 6.01(a)(7), such expenses, including reasonable fees and expenses of counsel, are intended to constitute expenses of administration under Bankruptcy Law.

Section 7.08           Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company. No such resignation, however, shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged bankrupt or insolvent;

(c)            a receiver or public officer takes charge of the Trustee or its property; or

(d)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Notes.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall upon payment of its charges hereunder promptly transfer all funds and property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09           Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10           Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation, national banking association or another entity organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Article Eight

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

(a)            Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Guarantees of Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and the Guarantees and to have satisfied all of its other obligations under the Notes and this Indenture, including that of the Guarantors and have cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)            the Company’s obligations concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)            this Section 8.02.

(b)            Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)            Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.12, 4.13, 4.14, 4.15, 4.18 and 5.01 with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees of Notes, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in this Indenture to any such covenant or by reason of any reference in any such covenant to any other provision in this Indenture or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 or otherwise, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Sections 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) (solely with respect to Significant Subsidiaries or any group of Guarantors that, taken together (as of the date of the latest audited financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary) and 6.01(a)(8), in each case, shall not constitute an Event of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

(a)            The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03:

(1)            the Company irrevocably deposits in trust with the Trustee money or Government Obligations or a combination thereof for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be, and the Company specifies (which instructions may be contained in the Officer’s Certificate referred to in clause (9) below) whether the Notes are being defeased to maturity or to a particular Redemption Date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of such date, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Any such deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such deficit that confirms that such deficit shall be applied toward such redemption;

(2)            the Company has delivered to the Trustee a certificate from a nationally recognized firm of independent certified public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or the Redemption Date (with the Applicable Premium calculated as of such date of calculation), as the case may be;

(3)            the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (9) below);

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);

(5)            such deposit does not constitute a default under any other material agreement or material instrument binding on the Company or any Guarantor (other than a default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);

(6)            in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel stating that,

(A)            the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)            since the Issue Date there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes for U.S. federal income tax purposes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(7)            in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes for U.S. federal income tax purposes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(8)            such defeasance does not cause the Trustee to have a conflicting interest with respect to any securities of the Company or the Guarantors; and

(9)            the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.

Section 8.05           Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 8.06, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)            The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)            Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

Article Nine

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

(a)            Notwithstanding Section 9.02, without notice to or consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees to:

(1)            cure any ambiguity, omission, defect or inconsistency;

(2)            comply with Section 5.01;

(3)            provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code and the regulations promulgated thereunder);

(4)            add Guarantees;

(5)            secure the Notes;

(6)            add to the covenants of the Company or its Restricted Subsidiaries for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(7)            make any change that does not materially adversely affect the rights of any Holder of the Notes;

(8)            make any change to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as amended;

(9)            conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” in the Offering Memorandum;

(10)          to provide for the issuance of Additional Notes under this Indenture in accordance with the terms and subject to the limitations set forth in this Indenture;

(11)          comply with the rules of any applicable depositary;

(12)          release a Guarantor from its obligations under its Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(13)          to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes; and

(14)            make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)            Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding anything to the contrary contained herein, any supplemental indenture executed pursuant to Section 9.01(a)(4) may be executed by the Company, the Guarantor providing such Guarantee and the Trustee.

(c)            After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company will give to the Holders and to the Trustee a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02           With Consent of Holders of Notes.

(a)            Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees without notice to any Holder but with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and, subject to Section 6.06 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, waivers or consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.09 and Section 2.10 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)            Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not:

(1)            reduce the percentage in principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the rate of or extend the time for payment of interest, including defaulted interest, on the Notes;

(3)            reduce the principal of or extend the Stated Maturity of the Notes;

(4)            make any Note payable in money other than U.S. dollars;

(5)            amend the contractual right expressly set forth in this Indenture or the Notes of any Holder of Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(6)            subordinate the Notes or Guarantees in right of payment to any other obligation of the Company;

(7)            reduce the premium payable upon the redemption or repurchase of any Notes or change the time at which any Notes may be redeemed, as described under Section 3.07 and (after a Change of Control Triggering Event has occurred) Section 4.14, provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding;

(8)            make any change in the amendment provisions or in the waiver provisions which require the consent of each Holder affected thereby; or

(9)            release any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, from its Guarantee (except in accordance with the terms of such Guarantee and this Indenture) or modify any of the Guarantees of any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in any manner adverse to the Holders.

(c)            Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d)            The consent of the Holders will not be necessary to approve the particular form of any proposed amendment or supplemental indenture. It will be sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

(e)            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03           [Intentionally Omitted].

Section 9.04           Revocation and Effect of Consents and Waivers.

(a)            A consent to an amendment or supplemental indenture or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or supplemental indenture or waiver becomes effective, it shall bind every Holder. An amendment or supplemental indenture or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or supplemental indenture or waiver by the Company and the Trustee.

(b)            The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such Record Date.

Section 9.05           Notation on or Exchange of Notes.

If an amendment or supplemental indenture changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplemental indenture.

Section 9.06           Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If, in the judgment of the Trustee, it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity satisfactory to it and receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that such amendment or supplemental indenture is the valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Article Ten

GUARANTEES

Section 10.01         Guarantees.

(a)            Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or premium or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)            Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.05.

(c)            Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d)            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)            Except as expressly set forth in Section 8.02, 8.03, Section 9.02, this Article Ten and Article Eleven, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)            Except as otherwise provided herein, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g)            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six of this Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i)            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j)            Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02         Limitation on Liability.

(a)            Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor does not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

(b)            As provided in Section 10.05(b), at the reasonable request of the Company, the Trustee shall execute and deliver an instrument, in the form provided by the Company, evidencing the release of any Guarantor pursuant to Section 10.05(a).

Section 10.03         Guarantee Under Indenture.

(a)            If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee provided for herein shall be valid nevertheless.

(b)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee provided for herein on behalf of the Guarantors.

(c)            If required by Section 4.18, the Company shall cause its Subsidiaries to execute supplemental indentures to this Indenture substantially in the form of Exhibit D to this Indenture providing for additional Guarantees in accordance with Section 4.18 and this Article Ten, to the extent applicable.

Section 10.04         Contribution.

Each Guarantor hereby agrees that to the extent that any such Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Guarantee, then upon payment in full of the Guaranteed Obligations under this Indenture such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.05         Release of Guarantees.

(a)            A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Guarantee:

(1)            upon the sale, assignment, transfer, conveyance, exchange or other disposition (including by way of spin-off, consolidation or merger) of such Guarantor, after which such Guarantor is no longer a direct or indirect Restricted Subsidiary of the Company;

(2)            upon the sale, conveyance or disposition of all or substantially all the assets of such Guarantor;

(3)            at such time as such Guarantor no longer guarantees any (i) Debt Facility of the Company or any Guarantor (including, without limitation, the Credit Agreement) or (ii) Capital Markets Debt issued by the Company or any Guarantor, in each case, with respect to clauses (i) and (ii), with an aggregate principal amount or commitment amount, as the case may be, of $200,000,000 or more, except if such Guarantor no longer guarantees such Debt or Capital Markets Debt as a result of payment under such guarantee;

(4)            the achievement of Investment Grade Status by the Notes, provided that such Guarantee shall be reinstated upon the Reversion Date;

(5)            upon the designation of any Guarantor to be an Unrestricted Subsidiary in compliance with the definition of “Unrestricted Subsidiary;”

(6)            upon the defeasance of the Notes, as provided under Section 8.02 and Section 8.03;

(7)            upon discharge of this Indenture, as provided under Section 11.01; or

(8)            as described under Article 9,

in the case of clause (2), other than to the Company or a Restricted Subsidiary of the Company and as not prohibited by this Indenture. In the case of clause (3), in the event that any released Guarantor thereafter (i) borrows or guarantees any Debt Facility of the Company or any Guarantor (including, without limitation, the Credit Agreement) or (ii) issues or guarantees any Capital Markets Debt issued by the Company or any Guarantor, in each case, with respect to clauses (i) and (ii), with an aggregate principal amount or commitment amount, as the case may be, of $200,000,000 or more, such former Guarantor will again provide a guarantee.

(b)            At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a release complies with this Indenture, the Trustee shall execute and deliver such instruments reasonably requested by the Company evidencing the release of such Guarantor from its Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 10.05(a)). Any Guarantor not released from its obligations under its Guarantee as provided in Section 10.05(a) shall remain liable for the full amount of principal and interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

Section 10.06         Successors and Assigns.

Subject to Article Five, this Article Ten shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.07         No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

Section 10.08         Modification.

No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Article Eleven

SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

This Indenture will be discharged, and will cease to be of further effect (except for certain surviving rights of the Trustee and the Company’s obligations with respect thereto), when

(a)            either:

(1)            all of the Notes that have been authenticated and delivered (other than lost, stolen or destroyed Notes which have been replaced or paid in accordance with this Indenture) or all Notes for whose payment money or Government Obligations or a combination thereof has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust have been delivered to the Trustee for cancellation; or

(2)            all Notes not delivered to the Trustee for cancellation (i) have become due and payable by reason of the giving of a notice of redemption or otherwise or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of the notice of redemption, and the Company has (x) irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in U.S. dollars, Government Obligations or a combination thereof (including scheduled payments thereon) sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation and (y) delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of such date, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Any such deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such deficit that confirms that such deficit shall be applied toward such redemption;

(b)            the Company and the Guarantors have paid or caused to be paid all other sums payable under this Indenture by the Company or the Guarantors; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) all conditions precedent relating to the satisfaction and discharge have been complied with, (ii) no Default has occurred and is continuing and (iii) such deposit does not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or material instrument to which the Company is a party (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith).

(d)            Notwithstanding the satisfaction and discharge of this Indenture, Section 7.07 and, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2), Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

Section 11.02         Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all funds and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Article Twelve

MISCELLANEOUS

Section 12.01         [Intentionally Omitted].

Section 12.02         Notices.

(a)            Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other, is duly given if in writing and (1) delivered in Person or (2) mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, or (3) sent by facsimile or electronic transmission, to the others’ address:

If to the Company and/or any Guarantor:

AECOM
13355 Noel Road
Dallas, Texas 75240
Telephone: +1 (972) 788-1000
Attention: Will Gabrielski; Morgan Jones
Email: [***]; [***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Facsimile: (213) 229-6582
Attention: John Beckman; Tifarah Allen
Email: john.beckman@hoganlovells.com; tifarah.allen@hoganlovells.com

If to the Trustee:

U.S. Bank Trust Company, National Association
633 West 5th Street, 24th Floor
Los Angeles, CA 90071
Attention: Bradley E. Scarbrough (AECOM Senior Notes due 2033)

(or such other address or facsimile number as the Trustee may designate from time to time by notice to the Company).

(b)            The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile or electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f)            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)            If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)            If the Company receives a notice or communication from Holders, or sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

(i)            Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

(j)            All notices, approvals, consents, requests and any communications hereunder must be in writing; provided, however, that any communication sent to the Trustee hereunder that must be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign (or such other digital signature provider as specified in writing to the Trustee by the Company), in English. The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner upon request, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. The Obligors and by their acceptance of the Notes, the Holders, agree to assume all risks arising out of their use of digital signatures and electronic methods to submit communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 12.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)            an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers (who may rely upon an Opinion of Counsel with respect to matters of law), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)            an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officer’s Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied;

provided, however, that no Opinion of Counsel shall be required in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice.

Section 12.05         Statements Required in Certificate or Opinion.

(a)            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(i)             a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08         Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09         [Intentionally Omitted].

Section 12.10         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11         Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors, except as otherwise provided in Section 5.01.

Section 12.12         Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13         Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture (or any documents executed in connection with this Indenture) shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of Uniform Electronic Transactions Act, and/or any relevant electronic signature law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 12.14         Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)            If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)            Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 12.15         Benefit of Indenture.

Except as otherwise described herein, nothing in this Indenture, the Notes or the Guarantees shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16         Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17         USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first above written.

AECOM

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Vice President, Treasury

AECOM GLOBAL II, LLC

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

THE EARTH TECHNOLOGY CORPORATION (USA)

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

TISHMAN CONSTRUCTION CORPORATION

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

TISHMAN CONSTRUCTION CORPORATION OF NEW YORK

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

URS HOLDINGS, INC.

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

[Signature Page to Indenture]

URS GLOBAL HOLDINGS, INC.

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

AECOM TECHNICAL SERVICES INC.

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

AECOM CM HOLDINGS, INC.

By:	/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Authorized Person

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
	Name:	Bradley E. Scarbrough
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Include Applicable Legends]

A-1

CUSIP No.

ISIN No.

No.

AECOM

6.000% SENIOR NOTES DUE 2033

Issue Date:

AECOM, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _________________________ ($____________), or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto, on August 1, 2033.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2026.

Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AECOM

By:
Name:
Title:

Dated: ________________________

A-3

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: ________________________

A-4

[Reverse Side of Note]

AECOM

6.000% SENIOR NOTES DUE 2033

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.              Interest. AECOM, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at 6.000% per annum from February 1, 2026. The Company shall pay interest semiannually on February 1 and August 1 of each year, commencing February 1, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 1, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.              Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary or any successor depositary. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.              Paying Agent and Registrar. Initially, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent or Registrar.

4.              Indenture. The Company issued the Notes under an Indenture dated as of July 22, 2025, among the Company, the Guarantors and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.

The Notes are senior unsubordinated unsecured obligations of the Company limited initially to $1,200,000,000 aggregate principal amount, which amount may be increased at the option of the Company if it determines to sell Additional Notes (subject to the terms of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur Liens securing Debt and enter into Sale and Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsubordinated unsecured basis pursuant to the terms of the Indenture.

A-5

5.              Optional Redemption.

(a)            Except as set forth in this Section 5, the Notes may not be redeemed at the option of the Company.

(b)            At any time prior to August 1, 2028 the Company may, at its option and on one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(c)            On and after August 1, 2028, the Company may, at its option and on one or more occasions, redeem the Notes, in whole or in part at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2028	103.000%
2029	101.500%
2030 and thereafter	100.000%

(d)            In addition, until August 1, 2028 the Company may, at its option on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price (as calculated by the Company) equal to (i) 106.000% of the aggregate principal amount thereof (the “Equity Claw Redemption Amount”), with an amount equal to or less than the proceeds from one or more Equity Offerings to the extent such proceeds are received by or contributed to the Company plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(e)            Notwithstanding the foregoing, in connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right upon not less than 10 nor more than 60 days’ prior written notice to the Trustee and Holders, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(f)            Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be.

6.            Sinking Fund. The Company is not required to make sinking fund payments with respect to the Notes.

A-6

7.            Notice of Redemption. Notices of redemption or purchase shall be delivered electronically, in accordance with Applicable Procedures in the case of Global Notes, or mailed by first-class mail, postage prepaid, at least 10 days, but except as set forth in Section 5(f) above, not more than 60 days before the Redemption Date specified in any such notice to each Holder at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture with respect to the Notes. If any Note is to be redeemed or purchased in part only, any notice of redemption or purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

8.            Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes as described under Section 5, each Holder of Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s notes pursuant to the offer described in Section 4.14 of the Indenture (the “Change of Control Offer”), at a purchase price equal in cash to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase. If the Change of Control Offer purchase date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Offer purchase date will be paid on the Change of Control Offer purchase date to the Person in whose name a Note is registered at the close of business on such Record Date.

9.            Denominations, Transfer, Exchange. The Notes are in fully registered form, without coupons, in minimum denominations of $2,000 and any whole multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any outstanding Notes selected for redemption or purchase or to transfer or exchange any outstanding Notes for a period of 15 days prior to the selection of Notes to be redeemed or purchased or within 15 days of an Interest Payment Date.

10.            Persons Deemed Owners. The registered Holder of this Note will be treated as the owner of it for all purposes.

11.            Unclaimed Money. Subject to the applicable abandoned property laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.            Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.            Amendment, Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

14.            Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

15.            Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

A-7

16.            No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17.            Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.            Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.            CUSIP and ISIN Numbers. The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 (Offer to Repurchase Upon Change of Control Triggering Event) of the Indenture, check the appropriate box below:

☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased ($1,000 or an integral multiple thereof):

$ _________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

A-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AECOM

13355 Noel Road
Dallas, Texas 75240
Telephone: +1 (972) 788-1000
Attention: Morgan Jones
Email: Morgan.Jones@aecom.com

U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough (AECOM Senior Notes due 2033)

Re: 6.000% SENIOR NOTES DUE 2033

Reference is hereby made to the Indenture, dated as of July 22, 2025 (the “Indenture”), among AECOM, a Delaware corporation (the “Company”), the Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________________ (the “Transferor”) owns and proposes to transfer the 6.000% Senior Notes due 2033 (the “Notes”) of the Company or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____________ in such Note[s] or interests (the “Transfer”), to _______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐            1.             Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐            2.             Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

B-1

☐            3.             Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐            (a)           such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐            (b)           such Transfer is being effected to the Company or a subsidiary thereof; or

☐            (c)           such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

☐            (d)           such Transfer is being effected to an IAI and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in an Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note or the Restricted Definitive Notes and in the Indenture and the Securities Act.

☐            4.             Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

☐            (a)           Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐            (b)           Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

B-2

☐            (c)           Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☒          (a)             a beneficial interest in the:

(i)            144A Global Note (CUSIP __________); or

Regulation S Global Note (CUSIP __________); or

IAI Global Note (CUSIP __________); or

☐           (b)             a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

☐           (a)             a beneficial interest in the:

(i)            144A Global Note (CUSIP __________); or

(ii)           Regulation S Global Note (CUSIP __________); or

(iii)          Unrestricted Global Note (CUSIP __________); or

(iv)          IAI Global Note (CUSIP __________); or

☐           (b)           a Restricted Definitive Note; or

☐           (c)           an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

AECOM

13355 Noel Road
Dallas, Texas 75240
Telephone: +1 (972) 788-1000
Attention: Morgan Jones
Email: Morgan.Jones@aecom.com

U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough (AECOM Senior Notes due 2033)

Re: 6.000% SENIOR NOTES DUE 2033

Reference is hereby made to the Indenture, dated as of July 22, 2025 (the “Indenture”), among AECOM, a Delaware corporation (the “Company”), the Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________________ (the “Owner”) owns and proposes to exchange the 6.000% Senior Notes due 2033 (the “Notes”) of the Company or interest in such Note[s] specified herein, in the principal amount of $          in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐            (a)           Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐            (b)           Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐            (c)           Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

☐            (d)           Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐            (a)           Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐            (b)           Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐            144A Global Note

☐            Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

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EXHIBIT D

[ ] SUPPLEMENTAL INDENTURE

[ ] SUPPLEMENTAL INDENTURE (this “[ ] Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of AECOM, a Delaware corporation (the “Company”) and U.S. Bank Trust Company, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and certain subsidiaries of the Company listed in Schedule I attached hereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture, dated as of July 22, 2025 (the “Indenture”), providing for the issuance of the Company’s 6.000% Senior Notes due 2033 (the “Notes”);

WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01(a)(4) of the Indenture, the Trustee and the Company are authorized to execute and deliver this [ ] Supplemental Indenture without the consent of Holders of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.            RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [ ] Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.            GOVERNING LAW. THIS [ ] SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this [ ] Supplemental Indenture or the Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this [ ] Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

5.            COUNTERPARTS. The parties may sign any number of copies of this [ ] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this [ ] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [ ] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [ ] Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

D-1

6.            EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this [ ] Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

AECOM,

By:
Name:
Title:

D-2

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

D-3

Schedule I

D-4

EXHIBIT E

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AECOM

13355 Noel Road
Dallas, Texas 75240
Telephone: +1 (972) 788-1000
Attention: Morgan Jones
Email: Morgan.Jones@aecom.com

U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough (AECOM Senior Notes due 2033)

Re: 6.000% Senior Notes due 2033

Reference is hereby made to the Indenture, dated as of July 22, 2025 (the “Indenture”), among AECOM, a Delaware corporation (the “Company”), the Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ _______________ aggregate principal amount of:

(a)            ☐            a beneficial interest in a Global Note, or

(b)            ☐            a Definitive Note, we confirm that:

1.             We understand that any subsequent transfer of the 6.000% Senior Notes due 2033 (the “Notes”) of the Company or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

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4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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